UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 14, 2010
Date of Report (Date of earliest event reported)

PICO HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

California (State or other Jurisdiction of Incorporation or Organization)	33-36383 (Commission File Number)	94-2723335 (IRS Employer Identification No.)

875 Prospect Street, Suite 301
La Jolla, California  92037
(Address of principal executive offices) (Zip code)

Registrant’s Telephone Number, Including Area Code:  (888) 389-3222

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 14, 2010, the Board of Directors of PICO Holdings, Inc. (the “Company”) accepted the resignation of John D. Weil as independent and non-executive Chairman and director, effective November 14, 2010, or sooner if a successor is named before that time.  Mr. Weil’s resignation did not involve any disagreement with the Company or the Board of Directors on any matter relating to the Company’s operations, policies or practices.  Mr. Weil has served as a member of the Company’s Board of Directors since 1996, serving as Lead Director from May 2007 until he was elected Chairman in February 2008.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Shareholders on May 14, 2010, two matters were submitted to a vote of the shareholders and both of the proposals were approved.  The proposals below are described in detail in the Company’s definitive proxy statement dated March 19, 2010 for the Annual Meeting of Shareholders.  Abstentions and broker non-votes were counted for purposes of determining whether a quorum was present.

In the election of directors, the three persons receiving the highest number of “FOR” votes at the Annual Meeting of Shareholders were elected. The proposal to ratify the appointment of the Company’s independent registered public accounting firm, Deloitte & Touche LLP (“Deloitte”) required the affirmative “FOR” vote of a majority of those shares present in person or represented by proxy and entitled to vote on the proposal at the Annual Meeting of Shareholders.

The results of the vote were as follows:

Proposal 1

The individuals listed below received the highest number of affirmative votes of the outstanding shares of the Company’s common stock present or represented by proxy and voting at the Annual Meeting of Shareholders, in each case constituting a majority of the total outstanding shares, and were elected at the Annual Meeting of Shareholders to serve three-year terms on the Board of Directors.

	For	Authority Withheld	Abstain	Broker Non-Vote
Carlos C. Campbell	18,086,507	334,014	5,912	2,116,135
Kristina M. Leslie	18,326,788	93,724	5,921	2,116,135
Kenneth J. Slepicka	18,176,063	243,712	6,658	2,116,135

Proposal 2

The management proposal to ratify the appointment of Deloitte as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010, as described in the proxy materials was approved with approximately ninety-nine percent (99%) of the shares present or represented and voting at the Annual Meeting of Shareholders voting for the proposal and approximately one percent (1%) of the shares voting against the proposal.

For	Against	Abstained
20,300,114	239,867	2,587

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 18, 2010

PICO HOLDINGS, INC.

By: /s/ James F. Mosier
James F. Mosier
General Counsel and Secretary